Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2008

ICON Income Fund Nine, LLC

- Third Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Income Fund Nine, LLC:

We are pleased to present this Portfolio Overview for ICON Income Fund Nine, LLC (the “Fund”) for the third quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

During the reporting period, we continued to operate in our liquidation period.  As we sell our assets, both rental income and finance income will decrease over time.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Recent Significant Transactions

Transactions

•
In July 2008, we sold all of the remaining assets in our interest in ICON GeicJV, a joint venture with our affiliate, ICON Income Fund Ten, LLC (“Fund Ten”), that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers that were subject to a lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  After the base term of the lease expired, some assets were extended and we received $6,283.14 in renewal proceeds.  Other assets were sold to GEICO and third parties through Ontario Credit Corp. with sale proceeds totaling $87,074.97.  We received $1,681,408.96 from rental payments and sale proceeds.  Our initial investment was approximately $1,522,000.

•
In September 2008, we sold four Noritsu digital mini photo development labs leased to Rite Aid Corporation for $32,000.  The equipment was subject to a lease that expired in November 2007 and was being leased on a month-to-month basis until the recent sale.  We received approximately $496,000 from rental payments and sale proceeds.  Our initial investment was approximately $399,000.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of September 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
We, along with ICON Leasing Fund Eleven, LLC and Fund Ten have ownership interests of 14.40%, 13.26% and 72.34%, respectively, in a joint venture that owns telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc. Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on October 31, 2010.

•
Microprocessor manufacturing devices and semi-conductor memory testing equipment leased to Spansion LLC. The equipment is subject to three leases.  Two of those leases expired on March 31, 2008 and were renewed for fifteen-month periods commencing on April 1, 2008.  The third lease expired on June 30, 2008 and was renewed for an additional twelve-month period.

•
Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc (“Wildwood”).  On August 31, 2008 and September 30, 2008, two leases with Wildwood expired and were renewed for twelve-month periods commencing September 1, 2008 and October 1, 2008, respectively.  We originally purchased the equipment for approximately $3,472,000.

•
Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for $1,962,158 and the lease will expire in April 2010.

•
Medical equipment that is subject to two leases with medical centers in New Jersey.  Two separate leases, one with Short Hills Surgical Center (“Short Hills”) and the other with Hudson Crossing Surgical Center (“Hudson Crossing”) were initially set to expire on December 31, 2007 and were each renewed for additional six-month periods.  On July 1, 2008, Short Hills renewed its lease for an additional eighteen-month period.  Hudson Crossing’s lease continues on a month-to-month basis.  We originally purchased the equipment for an aggregate purchase price of $2,046,000.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited.  We own all of the interest in the entity that owns B-HXO and a 50% interest in the entity that owns B-HXN with an affiliate of our Manager, ICON Income Fund Eight B L.P.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse debt in the amount of approximately $99,930,000.  The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tons) product tanker – the Samar Spirit.  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneous with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with the affiliate of Teekay is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through wholly-owned entities, purchased the vessels for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  In addition, after debt repayment, the charter extensions will result in excess quarterly cash totaling approximately $11,100,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the three and nine months ended September 30, 2008, we received proceeds of  approximately $101,000 and $608,000, respectively, in connection with the sale of equipment.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

The Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to the Manager totaling $62,401 for the nine months ended September 30, 2008.  Our Manager’s interest in our net income for the nine months ended September 30, 2008 and 2007 was $1,201 and $61,187, respectively.  Our Manager’s interest in our net income for the three months ended September 30, 2008 and 2007 was $19,886 and $15,654, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three and nine months ended September 30, 2008 and 2007 were as follows:

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
Entity	Capacity	Description	2008	2007	2008	2007
ICON Capital Corp.	Manager	Management fees (1)	$-	$434,798	$526,469	$1,349,017
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	-	180,804	149,844	550,490
			$-	$615,602	$676,313	$1,899,507

	(1) Amount charged directly to operations.

At September 30, 2008, no amounts were owed to the Manager as the Manager had waived approximately $106,000 of administrative fees and approximately $397,000 of management fees related to the three months ended September 30, 2008.

Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets
(unaudited)

Assets

	September 30,	December 31,
	2008	2007
Current assets
Cash and cash equivalents	$1,521,318	$5,571,481
Current portion of net investment in finance leases	4,933,302	6,116,872
Other current assets	418,161	286,536

Total current assets	6,872,781	11,974,889

Non-current assets
Net investment in finance leases, less current portion	24,549,314	28,572,690
Leased equipment at cost (less accumulated depreciation of
$10,793,167 and $8,305,473, respectively)	81,646,023	90,457,467
Investments in joint ventures	2,546,515	4,966,239
Investments in unguaranteed residual values	889,541	1,312,364
Other non-current assets, net	2,082,953	2,286,518
Due from affiliate	15,531	-

Total non-current assets	111,729,877	127,595,278

Total Assets	$118,602,658	$139,570,167

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$15,265,780	$18,116,357
Interest rate swap contracts	1,900,874	2,016,033
Deferred revenue	417,397	997,116
Due to Manager and affiliates	-	87,475
Accrued expenses and other current liabilities	330,300	437,797

Total current liabilities	17,914,351	21,654,778

Non-current liabilities
Non-recourse long-term debt, net of current portion	66,720,541	78,005,924

Total Liabilities	84,634,892	99,660,702

Commitments and contingencies

Members' Equity
Manager	(502,908)	(441,708)
Additional Members	36,303,104	42,361,867
Accumulated other comprehensive loss	(1,832,430)	(2,010,694)

Total Members' Equity	33,967,766	39,909,465

Total Liabilities and Members' Equity	$118,602,658	$139,570,167

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Rental income	$3,816,454	$3,780,749	$12,224,104	$9,418,297
Finance income	1,410,454	1,648,875	4,333,654	5,178,311
(Loss) income from investments in joint ventures	(8,269)	(21,756)	(1,973,774)	28,153
Net gain on sales of equipment	46,439	24,220	498,293	2,337,276
Interest and other (expense) income	(86,180)	129,608	53,057	572,838

Total revenue	5,178,898	5,561,696	15,135,334	17,534,875

Expenses:
Management fees - Manager	-	434,798	526,469	1,349,017
Administrative expense reimbursements - Manager	-	180,804	149,844	550,490
General and administrative	249,528	182,444	1,429,652	526,867
Interest	1,522,714	1,712,652	4,704,169	4,824,113
Depreciation and amortization	1,418,008	1,475,590	4,338,548	4,141,732
Impairment loss	-	10,000	3,866,551	10,000

Total expenses	3,190,250	3,996,288	15,015,233	11,402,219

Income before minority interest	1,988,648	1,565,408	120,101	6,132,656

Minority interest	-	-	-	(13,916)

Net income	$1,988,648	$1,565,408	$120,101	$6,118,740

Net income allocable to:
Additional Members	$1,968,762	$1,549,754	$118,900	$6,057,553
Manager	19,886	15,654	1,201	61,187

	$1,988,648	$1,565,408	$120,101	$6,118,740

Weighted average number of additional
member shares outstanding	97,955	98,057	97,955	98,085

Net income per weighted average
additional member share outstanding	$20.10	$15.80	$1.21	$61.76

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Changes in Members' Equity

				Accumulated Other	Total
	Additional Member	Additional		Comprehensive	Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2007	97,955	$42,361,867	$(441,708)	$(2,010,694)	$39,909,465

Net income	-	2,114,888	21,363	-	2,136,251
Change in valuation of interest rate
swap contracts	-	-	-	(1,273,797)	(1,273,797)
Comprehensive income					862,454
Cash distributions to members	-	(2,203,981)	(22,262)	-	(2,226,243)

Period Ended March 31, 2008 (unaudited)	97,955	$42,272,774	$(442,607)	$(3,284,491)	$38,545,676

Net loss	-	(3,964,750)	(40,048)	-	(4,004,798)
Change in valuation of interest rate
swap contracts	-	-	-	1,398,333	1,398,333
Comprehensive loss					(2,606,465)
Cash distributions to members	-	(2,203,968)	(22,263)	-	(2,226,231)

Period Ended June 30, 2008 (unaudited)	97,955	$36,104,056	$(504,918)	$(1,886,158)	$33,712,980

Net income	-	1,968,762	19,886	-	1,988,648
Change in valuation of interest rate
swap contracts	-	-	-	53,728	53,728
Comprehensive income					2,042,376
Cash distributions to members	-	(1,769,714)	(17,876)	-	(1,787,590)

Period Ended September 30, 2008 (unaudited)	97,955	$36,303,104	$(502,908)	$(1,832,430)	$33,967,766

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$120,101	$6,118,740
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(8,907,429)	(7,676,028)
Finance income	(4,333,654)	(5,178,311)
Loss (income) from investments in joint ventures	1,973,774	(28,153)
Net gain on sale of equipment	(498,293)	(2,337,276)
Depreciation and amortization	4,338,548	4,141,732
Interest expense from amortization of debt financing costs	160,860	125,972
Interest expense on non-recourse financing paid directly
to lenders by lessees	4,600,811	4,748,658
Impairment loss	3,866,551	10,000
Minority interest	-	13,916
Changes in operating assets and liabilities:
Collection of finance leases	673,592	2,079,643
Other assets, net	(203,726)	(218,616)
Deferred revenue	(708,289)	291,514
Due to/from Manager and affiliates	(87,475)	(62,676)
Accrued expenses and other current liabilities	(82,216)	(268,301)
Distributions from joint ventures	127,513	-

Net cash provided by operating activities	1,040,668	1,760,814

Cash flows from investing activities:
Proceeds from sales of equipment	830,795	9,220,033
Purchase of equipment	-	(16,867,667)
Investments in joint ventures	(22,500)	(4,568)
Distributions to joint ventures in excess of profits	340,938	1,277,207

Net cash provided by (used in) investing activities	1,149,233	(6,374,995)

Cash flows from financing activities:
Cash distributions to members	(6,240,064)	(6,688,175)
Repayment of non-recourse long-term debt	-	(1,526,555)
Cash paid for additional members' shares redeemed	-	(78,094)

Net cash used in financing activities	(6,240,064)	(8,292,824)

Net decrease in cash and cash equivalents	(4,050,163)	(12,907,005)

Cash and cash equivalents, beginning of the period	5,571,481	19,745,844

Cash and cash equivalents, end of the period	$1,521,318	$6,838,839

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$18,878,298	$18,080,639
Borrowings assumed on acquisition of leased equipment	$-	$23,382,333
Reclassification of net assets from investments in finance leases
to leased equipment	$-	$848,166
Sale proceeds paid directly to minority interest holder from lessee	$-	$639,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 100 Fifth Avenue, 4th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.